UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

HOKU CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd, Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

Entrustment Loan Extension Agreements

On December 22, 2009, Hoku Corporation (“Hoku”) entered into a Loan Implementation Agreement (the “Loan Implementation Agreement”) with Tianwei New Energy Holdings Co. Ltd., its parent company (“Tianwei”), and Hoku Materials, Inc.  Pursuant to the Loan Implementation Agreement, Tianwei agreed to provide Hoku with a loan of $50 million to be funded in two tranches through China Construction Bank Corporation Shuangliu Sub-Branch (“CCB”), as its agent.

On January 19, 2010, Hoku entered into an Entrustment Loan Contract with Tianwei and CCB for the first tranche in the amount of $20 million (the “Entrustment Loan Contract – Tranche 1”), which tranche had a repayment date of January 19, 2012.  On March 5, 2010, Hoku entered into a second Entrustment Loan Contract with Tianwei and CCB for the second tranche in the amount of $30 million (the “Entrustment Loan Contract – Tranche 2”), which tranche had a repayment date of March 5, 2012.

On February 2, 2012, Hoku entered into (1) an Entrustment Loan Extension Agreement (the “Extension Agreement – Tranche 1”) with Tianwei and CCB which extended the term of the Entrustment Loan Contract – Tranche 1 to January 18, 2013 and (2) an Entrustment Loan Extension Agreement (the “Extension Agreement – Tranche 2”, and, together with the Extension Agreement – Tranche 1, the “Extension Agreements”) with Tianwei and CCB which extended the term of the Entrustment Loan Contract – Tranche 2 to March 4, 2013.

The foregoing descriptions of the Extension Agreements do not purport to be complete and are qualified in their entirety by reference to the Extension Agreements, copies of which will be filed with our Annual Report on Form 10-K for the fiscal year ending March 31, 2012, and by the text of the Loan Implementation Agreement, a copy of which was filed as Exhibit 10.113 to our Current Report on Form 8-K/A filed on December 31, 2009.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 6, 2012

Hoku Corporation

By:	/s/ Scott Paul
Scott Paul
Chief Executive Officer